Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS DECLARES A FIRST REGULAR QUARTERLY CASH DIVIDEND FOR COMMON STOCKHOLDERS

Jericho, NY – April 28, 2022 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the holding company for Esquire Bank, National Association (“Esquire Bank”), today announced its first regular quarterly cash dividend of $0.09 per share of common stock, payable on June 1, 2022 to each stockholder of record on May 16, 2022.

“Our consistent industry leading growth and returns has afforded us the opportunity to initiate our first and reoccurring quarterly cash dividend,” stated Andrew C. Sagliocca, Chief Executive Officer and President. “Our excellent performance provides us the capacity to both reward our shareholders on a current basis and continue to create long-term value beyond our financial sector peer group for our investors, our national and local markets that we serve, and our dedicated employees.”

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a financial holding company headquartered in Jericho, New York, with one branch office in Jericho, New York and an administrative office in Boca Raton, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible payment processing solutions to small business owners. For more information, visit www.esquirebank.com.

Contact Information:

Eric S. Bader

Executive Vice President and Chief Operating Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com